Exhibit 23.2

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of our report on the Financial Statements of American Oil & Gas Inc. as of January 31, 2012, in any filings that are necessary now or in the near future with the U. S. Securities and Exchange Commission.

We also consent to the reference to us under the heading "Experts" in this registration statement.

Very Truly Yours,


/s/ George Stewart
-----------------------------
George Stewart, CPA

May 1, 2012